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Exhibit 32.2

PLAYTEX PRODUCTS, INC.
SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

        In connection with the Quarterly Report of Playtex Products, Inc. (the "Company") on Form 10-Q for the period ending June 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Glenn A. Forbes, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 11, 2003	By:	/S/ GLENN A. FORBES Glenn A. Forbes Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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PLAYTEX PRODUCTS, INC. SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS